                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act 0f 1934



          Date of Report (Date of earliest event reported) May 8, 1996
                                                           -----------


                           REPUBLIC INDUSTRIES, INC.
          -------------------------------------------------------------
             (Exact name or registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



                     0-9787                              73-1105145
                     ------                              ----------
                  (Commission                          (IRS Employer
                  File Number)                       Identification No.)



          200 East Las Olas Boulevard
                  Suite 1400
              Fort Lauderdale, FL                          33301
          ------------------------                         -----
    (Address of principal executive offices)             (Zip Code)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 627-6000
                                                          --------------


                                      N.A.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On May 8, 1996, Republic Industries, Inc. (the "Registrant" or
"Republic") announced that it had entered a definitive agreement (the "Merger Agreement") with AutoNation Incorporated ("AutoNation") and AutoNation's principal shareholders which provides for the acquisition of AutoNation by the Registrant in a merger transaction (the "Merger") valued at approximately $250 million. The Merger Agreement provides that the Registrant will issue 8,733,624 shares of its common stock in exchange for all of the outstanding shares of common stock of AutoNation. In connection with the execution of the Merger Agreement, the parties also entered into a Loan Agreement, dated May 8, 1996, whereby Republic will provide a line of credit to AutoNation pending the closing of the Merger.

     The Merger Agreement, the Loan Agreement and the transactions contemplated thereby were approved by a special committee of the Registrant's Board of Directors, comprised of disinterested outside Directors of the Registrant, after review and negotiation of such agreements and receipt by such committee of an opinion from its financial advisor that the Merger is fair to the Registrant from a financial point of view.

     Consummation of the Merger is subject to the approval of Republic's stockholders at a special meeting to be called in the near future, and other customary conditions, including regulatory approvals.

     Upon closing of the transaction, it is expected that Steven R. Berrard, Chief Executive Officer of AutoNation, and formerly Chief Executive Officer of Blockbuster Entertainment Group, will be named President and Chief Operating Officer of Republic and will be appointed to Republic's Board of Directors. James M. Moran, founder and Chairman of JM Family Enterprises, Inc., a corporation with more than 20 automotive businesses, including the world's largest independent distributor of Toyota vehicles, is also expected to be appointed to Republic's Board of Directors. Harris W. "Whit" Hudson, currently President of Republic, is expected to be elevated to the office of Vice Chairman of Republic. Mr. Berrard will continue to serve as Chief Executive Officer of AutoNation and will devote the majority of his time to the development of AutoNation's megastore concept and related businesses; Mr. Hudson will continue to handle his present responsibilities with respect to Republic's existing operations.

     AutoNation is developing a chain of megastores ("AutoNation USA Megastores") that will sell reconditioned-to-be-like-new automobiles in a customer friendly, no haggle environment. It is intended that each AutoNation USA Megastore will stock more than 1,000 late-model, low-mileage, previously-owned vehicles, each of which will have undergone extensive reconditioning and safety inspections by certified technicians. The AutoNation USA Megastores will also offer vehicle financing, service centers and automobile accessory sales. Each AutoNation USA Megastore will be located on approximately 20-acre sites situated in high-visibility, metropolitan areas with convenient access. AutoNation will also operate a wholesale division for purposes of inventory procurement and control, as well as reconditioning centers for the processing of vehicles prior to display.

     Currently, the used car market is quite large and highly fragmented, with approximately 75,000 independent used car dealers and 23,000 new car dealers generating annual sales which have been estimated at $250 - $350 billion in 1995. Further, at this time, there appears to be no dominant regional or national retailer in the used car market. The success of AutoNation's aggressive development plans are dependent upon a number of factors, including adequate capital, accurate site selection and the building of brand recognition. AutoNation's management team is comprised of individuals with extensive automotive, retail and marketing experience.

     The descriptions contained herein of the Merger, the Merger Agreement and the Loan Agreement are qualified in their entirety by reference to the Merger Agreement and the Loan Agreement, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and to the Press Release, dated May 8, 1996, attached hereto as Exhibit 99.3, which are incorproated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)  Not applicable.

        (b)  Not applicable.

        (c)  Exhibits.

             The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          REPUBLIC INDUSTRIES, INC.

                                          By: /s/ Gregory K. Fairbanks
                                              ---------------------------
                                              Gregory K. Fairbanks
                                              Executive Vice President and
                                              Chief Financial Officer

Date: May 9, 1996
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

                           REPUBLIC INDUSTRIES, INC.

                                 EXHIBIT INDEX

      NUMBER AND
DESCRIPTION OF EXHIBIT
- ----------------------
  1.     None

  2.     None

  4.     None

 16.     None

 17.     None

 21.     None

 23.     None

 24.     None

 27.     None

 99.1    Merger Agreement, dated May 8, 1996, by and among the Registrant, RI/ANI Merger
         Corp., AutoNation Incorporated, H. Wayne Huizenga, Steven R. Berrard and JM Family
         Enterprises, Inc.

 99.2    Loan Agreement, dated May 8, 1996, by and between the Registrant and AutoNation
         Incorporated.

 99.3    Press Release, dated May 8, 1996.